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EXHIBIT 4.2

                        CONSULTING AND SERVICES AGREEMENT
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              THIS  AGREEMENT  is  dated February 5, 2003, by and between Warren
Heminger of 410 Catalonia Ave, Coral Gables, Florida 33134 ("Consultant"), and Torbay Holdings, Inc., a Delaware corporation, having places of business at 4 Muford Place, Suite 2G, Hempstead, NY, 11550 ("Company").

                                  WITNESSETH:

     Consultant is engaged in the business of, among other things, providing consulting and business advisory services, and the Company seeks these services for the Company; and

NOW, THEREFORE, the parties hereto agree as follows:

1.     Services.  Consultant  shall,  during  the  term  of this Agreement,
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provide  the  following  services  to  the  Company:

     a) Consultant shall analyze and provide advice as to both short and long-term strategic business plans, business development, mergers and acquisitions; as well as make recommendations for strategic partners.

     b) Consultant shall provide all the consulting services described herein directly to management of the Company. While the Consultant is authorized to speak to and consult with others, the Consultant does not have any right or power to bind the Company to any matter whatsoever or to make any representation pertaining to the Company whatsoever. Further, the Consultant is not authorized or empowered to commit the Company to any recommendations or course of action, or any agreement, promise, or representation; and

     c) Consultant shall provide such other general consulting services as may be reasonably requested by the Company, from time to time, during the term; subject to mutual understanding and written agreement between the Company and Consultant.

     d) Consultant shall be available, including by receiving telephone calls to the Consultant's business, receiving calls while traveling at hotels, and otherwise. Consultants shall also be available to review and receive information concerning the Company 8 hours a day, including while at home and while traveling, provided that the parties agree that reasonable efforts will be made to provide such information by fax or during normal business hours. (Consultant agrees that holidays will not be excluded from the foregoing, so that Consultant shall be available to consult even on holidays as are necessary in exigent circumstances.)

     e) Consultant shall be fully responsible for complying with all applicable state and federal laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

2.  Consulting  Compensation.  In  consideration  for  the  services  to be
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provided  by the Consultant pursuant to Section 1 above, the Consultant shall be compensated  as  follows:

     a) Consultant shall be issued up to 2,000,000 shares of restricted common stock registered as S8 free trading stock the effective date of issue of which will be deemed as the commencement date of this agreement. 1,251,000 shares of S8 registered stock will be issued upon commencement up on the effective date in lieu of payment for the Initial Period. Further issuance from the balance remaining will be for payment, as agreed, for subsequent periods. Shares shall be issued on February 5, 2003 or as soon after as practical and within 2 days thereof.

     b) Consultant shall be reimbursed for any pre-approved travel and related expenses when providing services to the Company; subject to a written estimate or statement which is provided by the Consultant to the Company and approved by its President.

3.  Indemnification.  Both  the  Company and Consultant shall indemnify and
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hold  harmless  one  another  as  to  and  against  all losses, claims, damages, liabilities, and expenses (including reasonable attorney's fees) caused by the actions of the other and for which any subsequent action is brought by any third party. Both parties shall indemnify and hold harmless one another as to all losses, claims, damages, liabilities, and expenses caused by any prior acts of the other. The Company shall also indemnify and hold harmless the Consultant as to and against all losses, claims, damages, liabilities, and expenses caused by any untrue or alleged fact required to be stated therein or necessary to make the statements therein not misleading as to the public filings of the Company; provided, however, that the Company will not be liable in any such case to the extent that such item arises out of or is based upon an untrue statement or alleged untrue statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon, and in conformity with, information furnished to the Company by Consultant, and/or in any case the Consultant is aware of the problem.

4.  Term.  The term of this Agreement shall be for an initial term (the "Initial
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Term")  of  Two  (2)  months commencing on the date first set forth above.  This
Agreement may be extended beyond the Initial Term and the rate of compensation may be adjusted as long as it is agreeable to both parties.

5.  Non-Exclusive.  Consultant  shall  devote  such  of  its time and effort, as
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Consultant  deems  necessary  or  desirable  to  the  discharge  of  its  duties hereunder. The Company acknowledges that Consultant is engaged in other business activities and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

6.  Confidentiality.  Consultant  shall,  and  shall  cause officers, directors,
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employees  and  agents  of  Consultant  to,  hold  confidential and not publish, disclose or make accessible to any other person not bound by an obligation of confidentially, all confidential information, if any, which Consultant or any of its officers, directors, employees, or agents may, from time-to-time, possess relating to financial condition, results of operation, business, property, assets or liabilities of the Company; provided, however, the restrictions of this sentence shall not apply to information that (I) is publicly available,
(II) already is known to Consultant at the time of disclosure, or (III) is received from a third party not under any obligation of confidentiality to the Company.

7.   Benefit, Burden, and Assignment.  The provisions herein shall ensure to the
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benefit  of, and be binding upon, the parties hereto and their permitted assigns and successors. This Agreement may be assigned without the prior written consent of all parties hereto.

8.   Severability.  If  any  provision  of this Agreement shall be deemed by any
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court  of  competent  jurisdiction  invalid  or unenforceable to any extent, the remainder of this Agreement, or the application of such provision in any other circumstance shall not be affected thereby and each provision shall otherwise be valid and shall be enforced to the fullest extent permitted by applicable law.

9.  Governing  Law.  The  laws of the State of Florida, U.S.A. shall govern this
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Agreement,  and the venue for any action, claim or proceeding in connection with this Agreement shall be a court of competent jurisdiction in Dade County, Florida.

10.    Entire  Agreement.   This  Agreement sets forth all of the promises,
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agreements, conditions, understandings, warranties and representations among the parties with respect to the subject matter hereof. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements and understandings, oral, written, express or implied with respect to the subject matter hereof.

11.    Captions.  Captions  in  this  Agreement are for convenience of reference
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only  and  shall  not  be  used  in  the  interpretation.

12.    Independent  Legal  Counsel.  The parties agree and acknowledge that they
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have  been represented by independent legal counsel, or have had the opportunity to obtain independent legal counsel, have been advised that it is in their best interests to do so, and by execution of this Agreement have waived the right.

13.  Amendments  and  Modification.  No  amendment  or modification to this
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Agreement  shall  be  valid  unless in writing and signed by the parties hereto.

14.    Ambiguities.  The parties hereby acknowledge that the normal rule of
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construction  to  the  effect  that  ambiguities in an agreement are constructed against  the  drafting  party  shall  not  apply  to  this  Agreement.

15.    Cooperation.  Each  party  hereby  agrees to provide such reasonable
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cooperation  and  execute  such  reasonable  documents  as  shall  be reasonably required  or  requested  by  the  other  party  hereto to perform the Agreement.

16.    Written  Provisions.  Hand-written  provisions  hereto  initiated  by the
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parties  hereto  shall  control  to  the  extent  of any conflict with the typed provisions  herein.

17.     Execution. This Agreement may be executed via facsimile and in
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counterparts,  each  of  which  shall  be  deemed  an original, but all of which together  shall  constitute  one  instrument.


IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.



Warren Heminger                   Torbay Holdings, Inc. (DE)



______________________           ______________________
Consultant                       President and CEO





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